Exhibit 10.5

                                 NINTH AMENDMENT

      THIS NINTH AMENDMENT ("Agreement") is dated as of November 28, 2003 between Fleet Capital Corporation ("Lender") and Willey Brothers, Inc., ("Borrower") and BrandPartners Group, Inc. ("Guarantor") (Borrower and Guarantor are at times referred to herein as "Obligor").

                                    RECITALS

      WHEREAS, Borrower is engaged in the business of providing fixture sales, creative services, branch planning and development to the financial services industry, and related businesses;

      WHEREAS, Guarantor owns all or substantially all of the stock of Borrower, and would directly benefit and gain from any accommodation made by Lender to Borrower;

      WHEREAS, Lender has extended certain credit facilities to Borrower including pursuant to that certain Loan and Security Agreement dated January 11, 2001 (the "Loan Agreement"), including as amended by that certain Amendment and Waiver dated May 21, 2001 (the "First Amendment"), that certain Second Amendment and Waiver Agreement dated October 22, 2001 (the "Second Amendment"), that certain Third Amendment and Waiver Agreement dated March 29, 2002 (the "Third Amendment"), that certain Fourth Amendment dated as of September 25, 2002 (the "Fourth Amendment"), that certain Fifth Amendment dated as of December 20, 2002 (as amended by that certain letter agreement dated February 12, 2003, the "Fifth Amendment") that certain Sixth Amendment dated as of March 18, 2003 (the "Sixth Amendment") that certain Seventh Amendment dated as of August 21, 2003 (the "Seventh Amendment"), and that certain Eighth Amendment dated as of September 29, 2003 (the "Eighth Amendment") and as collateral security therefor, Borrower has granted to Lender liens on and security interests in all or substantially all of its real and personal property (collectively, the "Collateral");

      WHEREAS, Guarantor has unconditionally and fully guarantied the full payment and performance of all Borrower's obligations to Lender;

      WHEREAS, Borrower has requested that the Lender amend the Loan Agreement in certain respects as specified herein, and Guarantor has joined in Borrower's request; and

      WHEREAS, Lender is willing to amend certain provisions of the Loan Agreement, but only on the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, based on these premises, and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor and Lender hereby agree as follows:

      1. Accuracy of Recitals. Borrower and Guarantor acknowledge and agree that the foregoing Recitals are true and accurate.

      2. Definitions. Capitalized terms not otherwise defined herein shall be as defined in the Loan Agreement.

      3. Acknowledgement of Obligations.

            3.1 By Borrower. Borrower hereby acknowledges that it is unconditionally liable to Lender for the full payment of each of the obligations set forth at Schedule A hereto and incorporated herein by reference, plus all charges that may arise under the various documents executed or delivered by Borrower evidencing or relating to such obligations including, without limitation, the Loan Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the

Seventh Amendment, and the Eighth Amendment (collectively, the "Financing Documents"), plus all attorneys' fees and costs of collection incurred in connection with such obligations by Lender (hereinafter all such obligations are referred to as the "Obligations"), and that, as of the date hereof, Borrower has no defenses, counterclaims or set-offs with respect to the full and immediate payment of any or all Obligations.

            3.2 By Guarantor. Guarantor hereby acknowledges that it is unconditionally liable to Lender for the full payment of all Obligations, and that, as of the date hereof, Guarantor has no defenses, counterclaims or set-offs with respect to full and immediate payment of any or all obligations.

      4. Revolving Credit Loans. Lender agrees to continue to make Revolving Credit Loans up to but not to exceed $6,000,000 subject to the terms and conditions of the Loan Agreement, as amended, which sum shall be permanently reduced to $2,000,000 on January 2, 2004 in accordance with Section 6 of this Amendment.

      5. Payment in Full of Term Loan. Notwithstanding anything contained in the Loan Agreement to the contrary, commencing on October 6, 2003 and continuing on each Monday thereafter through and including January 2, 2004, Borrower shall pay $46,000 to Lender in immediately available funds as a mandatory prepayment and permanent reduction of the Term Loan. Any sum outstanding on the Term Loan will be paid in full on January 2, 2004. All amounts paid by Borrower to Lender in accordance with this Section and Section 9(c) below may not be re-borrowed.

      6. Division of Existing Revolving Credit Loan. On January 2, 2004, the $6,000,000 Revolving Credit Loan shall be divided into a $2,000,000 Revolving Credit Loan and a $4,000,000 New Term Loan. The Revolving Credit Loan will be payable in accordance with the terms of the Loan Agreement for the Revolving Credit Loan but is amended in respect of the interest rate which shall apply to it. The non-default rate of interest for the Revolving Credit Loan shall from January 2, 2004 until it is paid in full shall be Base Rate plus 1.75%. Interest payments for the New Term Loan shall be payable monthly from February 1, 2004 at the Base Rate plus 1.75%.

      7. Principal Payments of New Term Loan.

      7.1 Commencing on March 1, 2004 ("Principal Payment Commencement Date") and continuing on the first Monday of each month thereafter through and including the Termination Date, Borrower shall make payments of $70,000 to Lender in immediately available funds, which funds shall be applied to the principal sum outstanding on the New Term Loan. The New Term Loan must be paid in full on or before the Termination Date.

      7.2 Should EBITDA for the six months ending June 30, 2004 be less than $500,000, then effective from July 1, 2004, Borrower shall pay an additional monthly payment of $15,000 to Lender on the first Monday of each month in immediately available funds, which funds shall be applied to the principal sum outstanding on the New Term Loan. If no report is delivered to Lender which reports EBITDA for the six months ending June 30, 2004 by August 15, 2004, then the additional $15,000 payment to Lender shall be due and payable as if EBITDA was reported to be less than $500,000.

      8. Amendment Fee. Borrower acknowledges that, pursuant to the Seventh Amendment Borrower remains liable to the Lender for the outstanding balance of the fully earned amendment fee in the amount of $580,000 (the "Amendment Fee"). Such Amendment Fee shall be payable by Borrower to Lender on December 31, 2004.

      9. Amendment to Loan Agreement.

      9.1. There shall be added a Section 1.2.2. of the Loan Agreement as follows:


      "New Term Loan. The Term Loan shall be paid in full on or before January 2, 2004 and thereafter $4,000,000 of the then existing $6,000,000 Revolving Loan shall be reclassified as new term loan (the "New Term Loan").

            9.2. Section 2.1.1 is amended by eliminating the LIBOR option.
      Section 3.1.1 is amended to eliminate references to LIBOR. Sections 3.1.4, 3.1.5, 3.1.6, and 3.1.7 are eliminated in their entirety.

            9.3.Section 2.1.2 is amended by changing the default rate from 2% to 5% above the interest rate otherwise applicable.

            9.4.Section 4.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

            "Term of Agreement. Subject to Lender's right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect through and including December 31, 2004 (the "Original Term") or unless terminated as provided in Section 4.2 hereof (such final date being the "Termination Date").

      9.5. Section 8.3 is deleted in its entirety.

      10. Covenants. Notwithstanding anything to the contrary contained in the Loan Agreement or the Financing Documents, from and after the date hereof, Borrower covenants that:

            10.1 Minimum Availability. Borrower, from November 28, 2003 through January 2, 2004, shall maintain availability of not less than $300,000. "Availability" shall for that period mean $6,000,000 minus (a) the amount of outstanding Revolving Credit Loans and (b) Reserves (as defined and determined pursuant to Section 1.1.1 of the Loan Agreement). After January 2, 2004, borrower shall be allowed to borrow up to $2,000,000 minus any outstanding commitment under the $137,000 Fleet Credit Card Line to Borrower ("New Availability").

            10.2 Subordinated Debt Payments. From and after the date hereof, and until payment in full of the Term Note, the Obligor agrees that the Obligor shall not make any payments of principal and/or interest on account of the Seller Notes, the Earn-Out (as defined in the Purchase Documents), the Subordinated Notes and/or Management Fees. After the Term
      Note is paid in full, Obligor may make interest payments to the Subordinated Notes, but not on account of the Seller Notes, the Earn-Out (as defined in the Purchase Documents), and/or Management Fees until all Obligations to Lender are paid in full. Notwithstanding anything to the contrary contained herein, nothing shall prohibit Guarantor from making payments on account of the Seller Notes from funds infused as equity to Guarantor.

            10.3 Overadvances. From and after the date hereof, Borrower shall not request and the Lender shall have no obligation to make any Overadvance and Borrower shall not permit any Overadvance to be outstanding. Failure to comply with the foregoing shall constitute an Event of Default under this Agreement and the Financing Documents without any notice or grace whatsoever.

            10.4 Field Exam. Notwithstanding anything in the Loan Agreement to the contrary, the Borrower and the Guarantor each hereby agrees that it shall cooperate with, and shall cause its respective Subsidiaries and Affiliates to cooperate with, the Lender and its retained professionals, if any, in connection with conducting a field exam of any and all Property held or owned by the Borrower and the Guarantor or in which the Borrower or Guarantor may have an interest. In addition, the Borrower and Guarantor hereby agrees that the Lender and its retained professionals, if any, may visit, inspect and audit such Property, make extracts from any books and records or discuss with Borrower's and Guarantor's officers, employees and independent accountants, the business, assets, liabilities, financial condition, business prospects and results of operations of the Borrower and Guarantor.

            10.5 Financial Reporting. The Borrower hereby agrees to deliver to the Lender, on or before Wednesday of each week, beginning on Wednesday, October 1, 2003, (a) a thirteen week rolling cash flow forecast in respect of the Borrower, which shall detail all sources and uses of cash on a weekly basis and (b) a detailed reconciliation analysis of actual results compared to projected results for the prior month delivered monthly;

            10.6 Financial Projections. Borrower will deliver to Lender detailed updated financial projections for calendar year 2004 which shall include, but not be limited to, a balance sheet, income statement, and statement of cash flows on a monthly and quarterly basis, delivered to the Lender on or before the March 30, 2004, June 30, 2004, and September 30, 2004.

      11. Conditions Precedent. Lender's obligation to enter into this Agreement and perform its obligations hereunder is subject to the condition precedent that the Lender shall have received the following documents and other items, satisfactory to Lender, duly executed where appropriate by authorized representatives of Borrower (notwithstanding the foregoing, Lender immediately shall be entitled and shall continue to be entitled to any and all benefits of this Agreement):

            (a)   this Agreement; and

            (b) evidence that the execution, delivery and performance of this Agreement by Borrower has been duly authorized by all necessary corporate action.

      12. Covenants, Representations and Warranties. Obligor hereby makes the following covenants, representations and warranties:

            12.1 Authority. Obligor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and in each jurisdiction where Obligor is required to be qualified to do business. Obligor is duly authorized to enter into, and perform its obligations under, this Agreement and the agreements, instruments and documents contemplated hereby. The execution, delivery and performance by Obligor of this Agreement will not violate Obligor's charter or bylaws, any law or any provision of, nor are there any grounds for acceleration under, any agreement, note, or instrument which is binding upon Obligor.

            12.2 No Misrepresentations. Without limiting any rights or remedies Lender may have under law or in equity, Obligor agrees that all statements and information provided by Obligor to Lender pursuant to, or in connection with, this Agreement or the negotiations leading to this Agreement, have been and are true, complete and correct in all material respects, and none of the same contain any omissions of any fact or matter necessary to keep the statements and information therein from being misleading.

            12.3 Indemnity. Without limiting any rights or remedies Lender may have under law or in equity, Obligor agrees to indemnify and hold Lender harmless from and against any and all losses, debts, damages, liabilities, claims, demands, actions, causes of action, lawsuits, penalties, judgments, costs and expenses (including, without limitation, attorneys' fees of counsel of Lender's choice), of every nature and description, which Lender may sustain or incur, based upon, arising out of, or in any way relating to this Agreement and / or any of the other Financing Documents.

      13. Release of Claims

            1.3.1 By Borrower. Borrower hereby releases, waives and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which it has, may have, or might assert now or in the future against Lender and/or its participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, prior to the execution of this Agreement with respect to the Obligations, the Financing Documents and/or the administration thereof or the obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any Obligations prior to the execution of this Agreement; or (iii) any thing or matter related to any of the foregoing. The inclusion of this paragraph in this Agreement, and the execution of this Agreement by Lender, does not constitute an acknowledgment or admission by any Lender of liability for any matter, or a precedent upon which liability may be asserted.

            13.2 By Guarantor. Guarantor hereby releases, waives and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which it has, may have, or might assert now or in the future against Lender and/or its participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, prior to the execution of this Agreement with respect to the Obligations, the Financing Documents and/or the administration thereof or the obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any obligations prior to the execution of this Agreement; or (iii) any thing or matter related to any of the foregoing. The inclusion of this paragraph in this Agreement, and the execution of this Agreement by Lender, does not constitute an acknowledgement or admission by any Lender of liability for any matter, or a precedent upon which liability may be asserted.

      14.1. General Provisions.

            14.1 Integration; Amendment; Waivers. This Agreement and the Financing Documents set forth in full all of the terms of the agreement between the parties and are intended as the full, complete and exclusive contract governing the relationship between the parties, superseding all other discussions, promises, representations, warranties, agreements and the understandings between the parties with respect thereto. Borrower agrees that the failure of any Obligor in the performance of any terms or conditions of this Agreement shall constitute an Event of Default under the Financing Documents (with no notice or grace whatsoever, notwithstanding anything to the contrary in the Financing Documents). Obligor acknowledges and agrees that each and every Event of Default shall be of equal weight and significance, and equally and fully shall allow Lender to exercise its rights and remedies hereunder. Obligor acknowledges and agrees that each such Event of Default has been a material inducement for Lender to enter into this Agreement and that Lender would be irreparably harmed if Lender, in any way, were unable to exercise its rights and remedies on the basis that certain Events of Default (for example, Events of Default not relating to payment) were of less weight or significance than certain other Events of Default (for example, Events of Default relating to payment). No term of this Agreement or the

      Financing Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Lender's exercise or failure to exercise any rights under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights in subsequent instances. Except as expressly provided to the contrary in this Agreement, or in another written agreement, all the terms, conditions, and provisions of the Financing Documents shall continue in full force and effect. If in this Agreement's description of an agreement between the parties, rights and remedies of Lender or obligations of Borrower are described which also exist under the terms of the other Financing Documents, the fact that this Agreement may omit or contain a briefer description of any rights, remedies and obligations shall not be deemed to limit any of such rights, remedies and obligations contained in the other Financing Documents. In the event that there shall be any inconsistency between any provisions of this Agreement and a provision set forth in any other Financing Document, the provision most favorable to Lender and the most restrictive as to Obligor shall govern.

            14.2. Payment of Expenses. Without limiting the terms of the Financing Documents, Borrower shall pay all costs and expenses incurred by or on behalf of Lender (including reasonable attorneys' fees and expenses) arising under or in connection with this Agreement or the Financing Documents, including without limitation, in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Financing Documents, and any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing and recording of any Financing Documents and any other documents or instruments or further assurances filed or recorded in connection with any Loan Document, (iii) any other action required in the course of administration hereof, including, but not limited to, all fees and expenses arising out of any audits, appraisals, and inspections, and (iv) the defense or enforcement of the Financing Documents, whether or not there is any litigation between the parties. All costs and expenses shall be added to the Obligations, as Lender shall determine, and shall earn interest at the highest rate provided for under the Financing Documents.

            14.3 No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

            14.4 Reference to "Obligor". All references to "Obligor" in this Agreement shall mean each and all Obligors (whether Obligor is a natural person or a legal entity, and regardless of the use of the word "it" or similar term to refer to Obligor), except where the context otherwise requires. Each promise, agreement, representation, warranty and covenant made by Obligor herein is made and given by each Obligor, jointly and severally, and all rights of Obligor hereunder are enjoyed with respect to each Obligor, except as expressly set forth herein.

            14.5 Separability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

            14.6 Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same agreement.

            14.7 Time of Essence. Time is of the essence in each of the obligations of Obligor and with respect to all conditions to be satisfied by Obligor.

            14.8 Statute of Limitations. Obligor waives the benefit of all statute(s) of limitations in any action or proceeding based upon or arising out of this Agreement or the other Financing Documents.

            14.9 Construction; Voluntary Agreement; Representation by Counsel. This Agreement has been prepared through the joint efforts of all the parties. Neither its provisions nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party's counsel was the draftsman of this Agreement. Each of the parties declares that such party has carefully read this Agreement and the agreements, documents and instruments being entered into in connection herewith and that such party knows the contents thereof and sign the same freely and voluntarily. The parties hereto acknowledge that they have been represented in negotiations for and preparation of this Agreement and the agreements, documents and instrument being entered into in connection herewith by legal counsel of their own choosing, and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

            14.10 Governing law; Forum Selection. This Agreement has been entered into and shall be governed by the laws of the State of New York. As a material part of the consideration to the parties for entering into this Agreement, each party (i) agrees that, at the option of the Lender, all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to, this Agreement, or the Financing Documents, shall be litigated exclusively in the state courts of the State of New York or, at Lender's option, the United States District Court for the Southern District of New York; (ii) consents to the jurisdiction of any such courts and consent to the service of process in any such action or proceeding (whether or not litigated in courts located in the State of New York or the United States District Court for he Southern District of NewYork) by personal delivery or any other method permitted by law; and
      (iii) waives any and all rights to transfer or to change the venue of any such action or proceeding to any court located outside the courts of the State of New York or the United States District Court for the Southern District of New York.

            14.11 Further Assurances. Obligor agrees to take all further actions and execute all further documents as Lender may from time to time reasonably request to carry out the transactions contemplated by this Agreement.

            14.12 Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in accordance with the Financing Documents.

            14.13 Mutual Waiver of Right to Jury Trial. LENDER AND OBLIGOR EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT, OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS REFERRED TO HEREIN; OR
      (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THEM; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR OBLIGOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THEM; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first written above.


FLEET CAPITAL CORPORATION                   WILLEY BROTHERS, INC.


By:      /s/ Vincent J. Pitts               By:      /s/ James F. Brooks

Name:    Vincent J. Pitts                   Name:    James F. Brooks

Title:   Vice President                     Title:   Chief Executive Officer





                                            BRANDPARTNERS GROUP, INC.


                                            By:      /s/ James F. Brooks

                                            Name:    James F. Brooks

                                            Title:   Chief Executive Officer

                                   SCHEDULE A

                            (Schedule of Obligations)

      As of close of business on November 21, 2003, the Obligations outstanding with respect to the Loans were as follows:

Loan                                  Principal Balance

A.   $6,000,000 Revolving Credit      $4,242,703.14
     Loan

B.   $8,000,000 Term Loan             $817,045.40

Plus, as to each Loan, any and all interest, expenses, fees, costs and other charges accrued and accruing under the Financing Documents or this Agreement.